UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Facet Biotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

From: Faheem Hasnain

To: All Employees

Subject: Company Update

Dear Facet Team Members,

As you may have seen, a press release was issued by one of our stockholders yesterday. The stockholder proposed an alternate slate of directors for the Facet board, in advance of our annual stockholder’s meeting in May, and called for the company to issue a substantial cash dividend followed by a sale of the company.  Late last week, we also received a letter from this stockholder that included his alternate director slate.  We issued a press release earlier this morning indicating we had received the nomination notice.  It is our policy to listen to all of our stockholders and our Board is in the process of evaluating the notice. Although we thoughtfully evaluate stockholder input, we believe we are headed in the right direction strategically and do not believe these proposals are currently in the best interests of the company and our stockholders.

Given all that you have endured over the last couple of years, I realize that this information may be unsettling to many of you. But let me assure that we have a solid strategy in place — our goal for Facet is to build an oncology-focused biotech company that is committed to developing drugs to improve patient lives — and we have the support of our board of directors.  The most important thing we can do is to continue to focus on our day-to-day responsibilities while working to achieve our goals.

I would like to meet with all of you in person as soon as possible, but Andrew and I have previously scheduled travels to the East Coast this week.  As a result, I won’t be able to speak with you live until Friday, but I look forward to sharing more information with you and hearing your thoughts then at our Town Hall meeting.

Sincerely,

Faheem

Important Information/ Solicitation Participants Legend

Facet Biotech Corporation will file a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that Facet Biotech files with the Securities and Exchange Commission (SEC) at the Commission’s website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to Facet Biotech Corporation, Attn: Investor Relations, 1400 Seaport Blvd., Redwood City, CA 94063, or from Facet’s website at www.facetbiotech.com.

Facet Biotech, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the Facet Biotech stockholders in connection with the 2009 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Facet’s Biotech information statement filed with Amendment 7 to the Registration Statement on Form 10 filed with the SEC on December 5, 2008 and the Current Report on Form 8-K filed with the SEC on February 24, 2009. To the extent that holdings of Facet Biotech securities on the part of those individuals have changed since the date of those filings, those changes have been reflected on Statements of Changes in Ownership on Form 4 filed with the SEC. More current information regarding the interests of the directors and named executive officers of Facet Biotech will be contained in Facet Biotech’s proxy statement for its 2009 Annual Meeting of Stockholders.